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                                                                    EXHIBIT (i)

                                  PIPER & MARBURY
                                   [LETTER HEAD]


                                   July 29, 1988

AHA Investment Funds, Inc.
100 Half Day Road
Lincolnshire, Illinois  60015

                       Registration Statement on Form N-1A
                       -----------------------------------

Dear Sirs:

     We have acted as special Maryland counsel for AHA Investment Funds, Inc., a Maryland Corporation (the "Company"), in connection with a Registration
Statement on Form N-1A, file number 33-21969, which was filed by the Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement"), and which registers (in accordance with Rule 24f-2 under the Investment Company Act) an indefinite number of shares of the Common Stock of the Fund, par value $0.01 per shares. In that capacity, we have reviewed the charter and by-laws of the Fund, the Registration Statement, the corporate action taken by the Fund that provides for the issuance of up to 200,000,000 shares of such common stock, a letter from Gordon Hurwitz Butowsky Weitzen Shalov & Wein regarding the status of certain corporate actions of the Company, and such other materials and matters as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing and limited in all respects to applicable Maryland law, we are of the opinion that the Stock has been duly and validly authorized and, upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporate laws of the state of Maryland, legally issued, fully paid and non-assessable.


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AHA Investment Funds, Inc.
July 29, 1988
Page 2


     Messrs. Gordon Hurwitz Butowsky Weitzen Shalov & Wein are authorized to rely upon this opinion for purposes of rendering their opinion to the Securities and Exchange Commission. We consent to the filing of this opinion as an exhibit to such opinion and to the Registration Statement and to any reference to our firm and to our opinion in the Registration Statement and the Prospectus which is a part thereof.


                                          Very truly yours,

                                          /s/ Piper & Marbury